Exhibit 99.3


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           The following unaudited pro forma condensed consolidated financial statements give pro forma effect to the merger using the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements. This presentation assumes the issuance of 21,298,140 shares of common stock of Vishay Intertechnology, Inc. ("Vishay"), valued at $23.46 per share, in connection with the acquisition of General Semiconductor, Inc. ("General Semiconductor"). The pro forma adjustments are based on a preliminary analysis, subject to change, of the fair values of the assets acquired and liabilities assumed.

           The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 are based on the individual historical statements of operations of Vishay and General Semiconductor and combine the results of operations of Vishay and General Semiconductor for the year ended December 31, 2000 and the six months ended June 30, 2001, as if the merger had occurred as of January 1, 2000. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2001 is based on the individual historical balance sheets of Vishay and General Semiconductor and gives effect to the merger as if it had occurred on June 30, 2001.

           The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have occurred had the merger occurred on the dates indicated. The pro forma consolidated financial information does not give effect to cost savings or post-merger integration costs that may result from the integration of Vishay's and General Semiconductor's businesses.

           This unaudited pro forma consolidated financial information is based upon the respective historical consolidated financial statements of Vishay and General Semiconductor and related notes thereto and should be read in conjunction with those statements and the related notes.


                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                        June 30, 2001
                                         As Reported                              June 30,
                                  --------------------------      Pro Forma        2001
                                    Vishay        Gen Semi       Adjustments     Pro Forma
                                  ----------     -----------     -----------     ---------
                                                         (In thousands)
ASSETS

Cash and cash equivalents        $  451,728      $   1,087                        $   452,815
Accounts receivable                 388,766         49,988                            438,754
Inventories                         603,436         54,252          3,900  (B)        661,588
Deferred income taxes                31,203         11,872         14,511  (B)         57,586
Other current assets                146,269         11,511                            157,780
                                 ----------      ---------    -----------         -----------
       Total Current Assets       1,621,402        128,710         18,411           1,768,523

Property and equipment, net         964,486        254,785        (42,900) (B)      1,176,371

Goodwill                            304,952        149,897        527,792  (B)        832,744
                                                                 (149,897) (B)

Other assets                         40,928         47,770         (6,992) (B)        144,960
                                                                   35,000  (B)
                                                                   37,000  (B)
                                                                   (8,746) (B)
                                 ----------      ---------     ----------         -----------
                                 $2,931,768      $ 581,162     $  409,668         $ 3,922,598
                                 ===========     =========     ==========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts and notes payable       $   81,557      $  37,367             $0             118,924
Other current liabilities           256,665         40,952          7,466  (A)        305,083
Current portion of
  long-term debt                        125              0                                125
                                 ----------      ---------     ----------         -----------
       Total Current Liabilities    338,347         78,319          7,466             424,132


Long-term debt                      304,406        230,500         (2,150) (B)        532,756

Deferred income taxes                73,756         27,249          6,876  (B)        107,881

Deferred income                      54,499              0                             54,499

Minority interest                    66,488              0                             66,488

Other liabilities                    94,012         27,195         35,954  (B)        157,161

Accrued pension costs                93,845         33,000         14,767  (B)        141,612

Stockholders' equity

  Common stock                       12,243            379          2,130  (A)         14,373
                                                                     (379) (B)
  Class B common stock                1,551              0                              1,551

  Capital in excess of par value  1,319,185         13,199        497,524  (A)      1,864,709
                                                                   48,000  (A)
                                                                  (13,199) (B)

  Treasury stock                          0         (7,371)         7,371  (B)              0
  Retained earnings                 708,707        178,692        (16,000) (B)        692,707
                                                                 (178,692) (B)

  Accumulated other
    comprehensive loss             (134,223)             0                           (134,223)
  Unearned compensation             (1,048)              0                             (1,048)
                                 ----------      ---------     ----------         -----------
  Total stockholders' equity      1,906,415        184,899        346,755           2,438,069
                                 ----------      ---------     ----------         -----------
                                 $2,931,768      $ 581,162     $  409,668         $ 3,922,598
                                 ==========      =========     ==========         ===========

       See notes to pro forma condensed consolidated financial statements.


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                            Year Ended December 31, 2000                    Year Ended
                                    As Reported              Pro Forma      December 31,
                            ----------------------------     Adjustments      2000
                                Vishay        Gen Semi         Note C       Pro Forma
                            -------------   -------------   ------------   -------------
                                              (In thousands, except per share data)

Net sales                      $ 2,465,066    $   493,721    $         0    $ 2,958,787
Costs of products sold           1,459,784        339,538            947      1,800,269
                               -----------    -----------    -----------    -----------
Gross profit                     1,005,282        154,183           (947)     1,158,518

Selling, general, and
  administrative expenses          297,315         64,832          3,700        365,847
Amortization of goodwill            11,469          5,141         (5,141)        11,469
                               -----------    -----------    -----------    -----------
Operating income                   696,498         84,210            494        781,202

Other income (expense):
    Interest expense               (25,177)       (18,756)                      (43,933)
    Other                           18,904            (83)                       18,821
                               -----------    -----------    -----------    -----------
                                    (6,273)       (18,839)             0        (25,112)
                               -----------    -----------    -----------    -----------
Earnings before income taxes
  and minority interest            690,225         65,371            494        756,090

Income taxes                       148,186         18,631           (331)       166,486
Minority Interest                   24,175              0                        24,175
                               -----------    -----------    -----------    -----------

Net earnings                   $   517,864    $    46,740    $       825    $   565,429
                               ===========    ===========    ===========    ===========

Basic earnings per share       $      3.83    $      1.24                   $      3.61 (D)
Diluted earnings per share     $      3.77    $      1.08                   $      3.44 (D)

Weighted average shares
  outstanding -  basic             135,295         37,608                       156,593
Weighted average shares
  outstanding -  diluted           137,463         49,562                       166,397

       See notes to pro forma condensed consolidated financial statements.




            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                           Six Months Ended June 30, 2001                Six Months Ended
                                    As Reported              Pro Forma       June 30,
                            ----------------------------     Adjustments      2001
                                Vishay        Gen Semi         Note C       Pro Forma
                            -------------   -------------   ------------   -------------
                                              (In thousands, except per share data)

Net sales                      $941,902         $186,035            $0     $1,127,937
Costs of products sold          641,997          138,901           474        781,372
                             -----------     ------------    ----------    -----------
Gross profit                    299,905           47,134          (474)       346,565

Selling, general, and
  administrative expenses       136,409           30,071         1,850        168,330
Restructuring expense            35,276           12,948                       48,224
Amortization of goodwill          5,667            2,571        (2,571)         5,667
                             -----------     ------------    ----------    -----------
Operating income                122,553            1,544           247        124,344

Other income (expense):
    Interest expense             (6,949)          (7,832)                     (14,781)
    Other                        12,564              176                       12,740
                             -----------     ------------    ----------    -----------
                                  5,615           (7,656)            0         (2,041)
                             -----------     ------------    ----------    -----------
Earnings before income taxes
  and minority interest         128,168          (6,112)           247        122,303

Income taxes                     31,085          (1,833)          (166)        29,086
Minority Interest                 3,831                0                        3,831
                             -----------     ------------    ----------    -----------

Net earnings                    $93,252         ($4,279)          $413        $89,386
                             ===========     ============    ==========    ===========

Basic earnings per share          $0.68          ($0.11)                        $0.56 (D)
Diluted earnings per share        $0.67          ($0.11)                        $0.55 (D)

Weighted average shares
  outstanding -  basic          137,700           37,752                      158,999
Weighted average shares
  outstanding -  diluted        140,433           37,752                      168,305

       See notes to pro forma condensed consolidated financial statements.

               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


(A) Pro forma adjustments to record the merger as of June 30, 2001 reflect the following:

                   - the exchange of 0.563 of a share of Vishay common stock for each of 37,829,734 outstanding shares of General Semiconductor common stock. The 21,298,140 shares of Vishay common stock issued in the merger were valued based on a price per share of $23.46, which is the average market price of the Vishay common stock for the seven-day period beginning three days before the date the merger was announced;

                   - an increase in equity of $48 million relating to the
                     issuance of options to purchase 4,240,660 shares of Vishay common stock in exchange for all of the 7,532,256 outstanding options to purchase shares of General Semiconductor common stock, based on a value per share of Vishay common stock of $23.46, calculated using the Black-Scholes option pricing model;

                   - an increase in accrued expenses of approximately $7 million relating to estimated transaction costs incurred by Vishay in connection with the merger;


The purchase price and related costs for the acquisition of General Semiconductor are as follows:

Purchase price  ........................................................$499,654
Stock option issuance...................................................  48,000
Professional fees and other costs ......................................   7,466
                                                                        --------
Total purchase price                                                    $555,120

(B) Under purchase accounting, the total purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. The allocation of the purchase price is based on a preliminary evaluation by Vishay management of the fair value of General Semiconductor's tangible and identifiable intangible assets acquired and liabilities assumed at the date of the merger based upon currently available information. There can be no assurance that the estimated adjustments represent the final purchase accounting adjustments that will ultimately be determined. The following pro forma adjustments have been made to reflect the estimated fair values of the acquired assets and liabilities as of November 2, 2001.

                                                                 Net Assets
                                                             ------------------
                                                             Increase (Decrease)
Inventories......................................................       3,900
Property and equipment, net .....................................     (42,900)
Trademarks.......................................................      35,000
Completed technology.............................................      37,000
Reduction of retained earnings for in process research
  and development................................................     (16,000)
Elimination of General Semiconductor intangible assets...........      (8,746)
Elimination of deferred costs....................................      (6,992)
Estimated restructuring costs....................................     (35,954)
Deferred income taxes
    Other current assets.........................................      14,511
    Other non-current liabilities ...............................      (6,876)
Estimated pension costs..........................................     (14,767)
Fair market value of debentures..................................       2,150
Elimination of General Semiconductor goodwill ...................    (149,897)
Elimination of General Semiconductor stockholders' equity .......    (184,899)
Cost in excess of net assets acquired ...........................     527,792

(C) For purposes of determining the pro forma effect of the General Semiconductor acquisition on Vishay's consolidated statement of operations, the following estimated pro forma adjustments have been made:


                                                   Increase (Decrease) Income          Increase (Decrease) Income
                                                          Year Ended                        Six Months Ended
                                                          12/31/2000                            6/30/01
1.    Increase in depreciation
      resulting from adjustments
      to fair value of property,
      plant and equipment and the
      establishment by Vishay of
      estimated remaining useful
      lives..............................                $   (947)                             $  (474)

2.    Elimination of
      amortization of General
      Semiconductor goodwill.............                   5,141                                2,571


3.    Amortization of completed
      technology costs over a ten-year
      period.............................                  (3,700)                              (1,850)

4.    Income tax expense applicable
      to adjustments at a 35%
      assumed rate........................                    331                                  166
                                                         --------                              -------
                                                         $    825                              $   413
                                                         --------                              -------


           Under Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Vishay is required to adopt this new standard effective January 1, 2002, except that the new rules are effective for any business combination completed after June 30, 2001. The pro forma financial statements, therefore, do not reflect any amortization expense relating to the goodwill arising from the acquisition of General Semiconductor. Beginning January 1, 2002, Vishay will no longer record amortization on its pre-existing goodwill, but no adjustment for this has been reflected in the pro forma presentation.

(D) The following table sets forth the computation of basic and diluted earnings per share (in thousands, except earnings per share):

                                                   Year Ended   Six Months Ended
                                                   December 31,     June 30,
                                                      2000           2001
                                                  ------------  ---------------
Numerator:
   Net income                                       $ 565,429       $  89,386

Denominator for basic earnings per share:
   Weighted average shares                            156,593         158,999

Effect of dilutive securities:
   Other                                                  337             162
   Employee stock options                               3,201           1,482
   Convertible debentures                               6,266           7,662
                                                    ---------       ---------
   Dilutive potential common shares                     9,804           9,306


Denominator for diluted earnings per share:
   Adjusted weighted average shares                   166,397         168,305

Basic earnings per share                                $3.61           $0.56
                                                  ============     ==========

Diluted earnings per share                             $3.44           $0.55
                                                  ============     ==========


           Pro forma earnings per share have been adjusted to reflect the issuance of additional shares of Vishay common stock in the merger, based on General Semiconductor's historical weighted average shares outstanding for the periods presented and an exchange ratio of 0.563 of a share of Vishay common stock to one share of General Semiconductor common stock. Diluted pro forma earnings per share reflect the dilutive effect of General Semiconductor stock options that, following the merger, became exercisable for Vishay common stock and the dilutive effect of the assumed conversion of the 5.75% Convertible Subordinated Notes due 2006 of General Semiconductor into Vishay common stock.